UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2018

HELIOS AND MATHESON ANALYTICS INC.

(Exact name of Registrant as specified in charter)

Delaware	0-22945	13-3169913
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

Empire State Building

350 5th Avenue

New York, New York 10118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 979-8228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.

On April 18, 2018, Helios and Matheson Analytics Inc. (the “Company” or “us” or “we”) entered into an Equity Distribution Agreement (the “Sales Agreement”) with Canaccord Genuity LLC under which we may offer and sell shares of our common stock having an aggregate offering price of up to $150,000,000 from time to time through Canaccord Genuity LLC, acting as sales agent (the “Sales Agent”). The Company intends to use the net proceeds of the Offering to increase the Company’s ownership stake in MoviePass Inc., its majority-owned subsidiary (“MoviePass”), or to support the operations of MoviePass or MoviePass Ventures, LLC, a wholly owned subsidiary of the Company; to satisfy a portion or all of any amounts payable in connection with the convertible notes issued on November 7, 2017 and January 23, 2018, to the extent that they remain outstanding; and for general corporate purposes and transaction expenses. The proceeds may also be used for acquisitions.

Sales of our common stock through the Sales Agent, if any, will be made by any method that is deemed an “at the market” offering as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the Nasdaq Capital Market, or any other existing trading market for our common stock or to or through a market marker. The Sales Agent may also sell our common stock by any other method permitted by law, including in privately negotiated transactions. The Sales Agent will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the common stock under the terms and subject to the condition set forth in the Sales Agreement. We will pay the Sales Agent commissions, in cash, for its services in acting as agent in the sale of our common stock. The Sales Agent will be entitled to compensation at a fixed commission rate of 5.0% of the gross sales price per share sold.

We are not obligated to make any sales of our common stock under the Sales Agreement and no assurance can be given that we will sell any shares under the Sales Agreement, or if we do, as to the price or amount of shares that we will sell, or the dates on which any such sales will take place. The Sales Agreement will terminate automatically upon the sale of all of our common stock subject to the Sales Agreement or as otherwise permitted therein. We and the Sales Agent may each terminate the Sales Agreement at any time upon 10 days’ prior written notice.

All statements in this report that are not historical facts should be considered “Forward Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Some of the forward-looking statements can be identified by the use of words such as “believe,” “expect,” “may,” “will,” “should,” “seek,” “approximately,” “intend,” “plan,” “estimate,” “project,” “continue” or “anticipates” or similar expressions or words, or the negatives of those expressions or words. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason, after the date of this report.

Item 8.01     Other Events.

On April 18, 2018, the Company issued a press release announcing its entry into the Sales Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

1

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
5.1*	Opinion of Greenberg Traurig, LLP
23.1*	Consent of Greenberg Traurig, LLP (incorporated in Exhibit 5.1)
99.1*	Press Release, dated April 18, 2018

*filed herewith

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 18, 2018

HELIOS AND MATHESON ANALYTICS INC.

By:	/s/ Theodore Farnsworth
Name: Theodore Farnsworth Title: Chief Executive Officer

3